UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35317

Delaware	45-3591625
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, including zip code)

800-251-0171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2014, Atlas Resource Partners, L.P. (the “Partnership”) entered into a Third Amendment to the Second Amended and Restated Credit Agreement (the “Third Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, which amendment amends the Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated July 31, 2013 among the Partnership as borrowers, the administrative agent and the lenders party thereto.

The Third Amendment was entered into in connection with the acquisition by ARP Rangely Production, LLC, an indirect wholly-owned subsidiary of the Partnership (“ARP Rangely”), of certain oil and gas related interests pursuant to a Purchase and Sale Agreement with Merit Management Partners I, L.P., Merit Energy Partners III, L.P., and Merit Energy Company, LLC (together the “Seller”) dated as of May 6, 2014. Among other things, the Third Amendment (capitalized terms not otherwise defined herein are set forth in the Third Amendment or the Credit Agreement):

•	increases the Borrowing Base to $825,000,000;

•	if Borrowing Base Utilization is less than 25%, the Partnership incurs the applicable margin on Eurodollar loans of 1.50%, the applicable margin on alternative base rate loans of 0.50% and commitment fee rate of 0.375%; and

•	revises the maximum ratio of Total Funded Debt to EBITDA to be (i) 4.50 to 1.0 as of the last day of the quarters ending on June 30, 2014, September 30, 2014 and December 31, 2014, (ii) 4.25 to 1.0 as of the last day of the quarter ending on March 31, 2015 and (iii) 4.00 to 1.0 as of the last day of each quarter thereafter.

This summary of the Third Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amendment filed as Exhibit 10.1, which is incorporated herein by this reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 30, 2014, the Partnership and ARP Rangely completed their previously announced acquisition of the Seller’s approximate 25% non-operating net working interest in Rangely Field assets in northwest Colorado for $420 million in cash.

The purchase and sale agreement was filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed on May 7, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Historical financial statements for the business acquired, as described in Item 2.01, above, are not included in this Current Report on Form 8-K. This information will be filed in a subsequent amendment to this Current Report as required by Securities and Exchange Commission regulations.

(b)	Pro Forma Financial Information.

Pro forma financial information relating to the acquisition described in Item 2.01, above, is not included in this Current Report on Form 8-K. This information will be filed in a subsequent amendment to this Current Report as required by Securities and Exchange Commission regulations.

(d)	Exhibits

10.1	Third Amendment dated as of June 30, 2014 to Second Amended and Restated Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS RESOURCE PARTNERS, L.P.

By: Atlas Resource Partners GP, LLC, its general partner

Date: July 2, 2014	By:	/s/ Lisa Washington
	Name:	Lisa Washington
	Its:	Chief Legal Officer